MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
Morgan Stanley Managed Futures LV, L.P.,
Morgan Stanley Managed Futures MV, L.P., and
Morgan Stanley Managed Futures HV, L.P.:

  We have audited the accompanying statements of financial condition of Morgan Stanley Managed Futures LV, L.P., Morgan Stanley Managed Futures MV, L.P., and Morgan Stanley Managed Futures HV, L.P. (collectively, the "Partnerships"), including the related statements of operations, changes in partners' capital, and cash flows for the period from August 1, 2007 (commencement of operations) to December 31, 2007. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Managed Futures LV, L.P., Morgan Stanley Managed Futures MV, L.P., and Morgan Stanley Managed Futures HV, L.P. at December 31, 2007, the results of their operations, changes in partners' capital, and their cash flows for the period from August 1, 2007 (commencement of operations) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
March 27, 2008

MORGAN STANLEY MANAGED FUTURES LV, L.P.

STATEMENT OF FINANCIAL CONDITION

                                                              DECEMBER 31, 2007
                                                              -----------------
                                                                      $
ASSETS
Investment in Trading Companies:
 Investment in Transtrend I, LLC                                  2,445,794
 Investment in Kaiser I, LLC                                      2,387,856
 Investment in Chesapeake I, LLC                                  2,379,062
 Investment in DKR I, LLC                                         2,311,769
 Investment in Cornerstone I, LLC                                 2,092,258
                                                                 ----------
   Total Investment in Trading Companies (cost $11,410,543)      11,616,739
                                                                 ----------
 Total Assets                                                    11,616,739
                                                                 ==========

LIABILITIES
Redemptions payable                                                 252,218
                                                                 ----------
 Total Liabilities                                                  252,218
                                                                 ----------

PARTNERS' CAPITAL
 Class A (6,516.111 Units outstanding)                            6,560,236
 Class B (1,316.286 Units outstanding)                            1,327,960
 Class C (3,328.248 Units outstanding)                            3,364,766
 Class Z (109.890 Units outstanding)                                111,559
                                                                 ----------
 Total Partners' Capital                                         11,364,521
                                                                 ----------
 Total Liabilities and Partners' Capital                         11,616,739
                                                                 ==========

NET ASSET VALUE PER UNIT
Class A                                                            1,006.77
Class B                                                            1,008.87
Class C                                                            1,010.97
Class Z                                                            1,015.18

STATEMENT OF OPERATIONS

                                                          FOR THE PERIOD FROM AUGUST 1, 2007
                                                           (COMMENCEMENT OF OPERATIONS) TO
                                                                  DECEMBER 31, 2007
                                                          ----------------------------------
                                                                          $
EXPENSES
 Placement agent fees                                                    56,511
 General partner fees                                                    34,791
 Administrative fees                                                     13,917
                                                                      ---------
   Total Expenses                                                       105,219
                                                                      ---------

NET INVESTMENT LOSS                                                    (105,219)
                                                                      ---------

UNREALIZED APPRECIATION ON INVESTMENTS
 Trading profit
   Net change in unrealized appreciation on investments                 206,196
                                                                      ---------

NET INCOME                                                              100,977
                                                                      =========

NET INCOME ALLOCATION:
 Class A                                                                 58,243
 Class B                                                                 16,601
 Class C                                                                 24,574
 Class Z                                                                  1,559

NET INCOME PER UNIT:
 Class A                                                                   6.77
 Class B                                                                   8.87
 Class C                                                                  10.97
 Class Z                                                                  15.18

                                                                        UNITS
                                                          ----------------------------------

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
 Class A                                                              4,763.931
 Class B                                                              1,066.386
 Class C                                                              2,422.644
 Class Z                                                                 85.167

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY MANAGED FUTURES MV, L.P.

STATEMENT OF FINANCIAL CONDITION

                                                              DECEMBER 31, 2007
                                                              -----------------
                                                                      $
ASSETS
Investment in Trading Companies:
 Investment in Transtrend II, LLC                                 1,982,320
 Investment in WCM I, LLC                                         1,901,309
 Investment in Aspect I, LLC                                      1,864,538
 Investment in Chesapeake I, LLC                                  1,856,854
 Investment in Kaiser I, LLC                                      1,852,494
 Investment in Cornerstone I, LLC                                 1,620,737
                                                                 ----------
   Total Investment in Trading Companies (cost $10,606,121)      11,078,252
                                                                 ----------
 Total Assets                                                    11,078,252
                                                                 ==========

PARTNERS' CAPITAL
 Class A (6,965.765 Units outstanding)                            7,228,792
 Class B (1,802.277 Units outstanding)                            1,874,202
 Class C (1,676.682 Units outstanding)                            1,747,204
 Class Z (217.947 Units outstanding)                                228,054
                                                                 ----------
 Total Partners' Capital                                         11,078,252
                                                                 ==========

NET ASSET VALUE PER UNIT
Class A                                                            1,037.76
Class B                                                            1,039.91
Class C                                                            1,042.06
Class Z                                                            1,046.38

STATEMENT OF OPERATIONS

                                                          FOR THE PERIOD FROM AUGUST 1, 2007
                                                           (COMMENCEMENT OF OPERATIONS) TO
                                                                  DECEMBER 31, 2007
                                                          ----------------------------------
                                                                          $
EXPENSES
 Placement agent fees                                                    56,752
 General partner fees                                                    33,513
 Administrative fees                                                     13,405
                                                                      ---------
   Total Expenses                                                       103,670
                                                                      ---------

NET INVESTMENT LOSS                                                    (103,670)
                                                                      ---------

UNREALIZED APPRECIATION ON INVESTMENTS
 Trading profit
   Net change in unrealized appreciation on investments                 472,131
                                                                      ---------

NET INCOME                                                              368,461
                                                                      =========

NET INCOME ALLOCATION:
 Class A                                                                215,623
 Class B                                                                 86,554
 Class C                                                                 60,589
 Class Z                                                                  5,695

NET INCOME PER UNIT:
 Class A                                                                  37.76
 Class B                                                                  39.91
 Class C                                                                  42.06
 Class Z                                                                  46.38

                                                                        UNITS
                                                          ----------------------------------

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
 Class A                                                              4,932.836
 Class B                                                              1,290.696
 Class C                                                              1,570.442
 Class Z                                                                105.003

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY MANAGED FUTURES HV, L.P.

STATEMENT OF FINANCIAL CONDITION

                                                              DECEMBER 31, 2007
                                                              -----------------
                                                                      $
ASSETS
Investment in Trading Companies:
  Investment in Altis I, LLC                                      6,310,600
  Investment in Blenheim I, LLC                                   6,230,964
  Investment in WCM I, LLC                                        6,227,065
  Investment in Aspect I, LLC                                     6,157,056
                                                                 ----------
   Total Investment in Trading Companies (cost $23,421,854)      24,925,685
                                                                 ----------
  Total Assets                                                   24,925,685
                                                                 ==========

PARTNERS' CAPITAL
  Class A (14,456.976 Units outstanding)                         15,455,619
  Class B (3,217.119 Units outstanding)                           3,446,431
  Class C (5,253.689 Units outstanding)                           5,639,752
  Class Z (356.140 Units outstanding)                               383,883
                                                                 ----------
  Total Partners' Capital                                        24,925,685
                                                                 ==========

NET ASSET VALUE PER UNIT
Class A                                                            1,069.08
Class B                                                            1,071.28
Class C                                                            1,073.48
Class Z                                                            1,077.90

STATEMENT OF OPERATIONS

                                                          FOR THE PERIOD FROM AUGUST 1, 2007
                                                           (COMMENCEMENT OF OPERATIONS) TO
                                                                  DECEMBER 31, 2007
                                                          ----------------------------------
                                                                          $
EXPENSES
  Placement agent fees                                                   113,147
  General partner fees                                                    66,097
  Administrative fees                                                     26,438
                                                                      ----------
   Total Expenses                                                        205,682
                                                                      ----------

NET INVESTMENT LOSS                                                     (205,682)
                                                                      ----------

UNREALIZED APPRECIATION ON INVESTMENTS
  Trading profit
   Net change in unrealized appreciation on investments                1,503,831
                                                                      ----------

NET INCOME                                                             1,298,149
                                                                      ==========

NET INCOME ALLOCATION:
  Class A                                                                823,171
  Class B                                                                192,683
  Class C                                                                264,374
  Class Z                                                                 17,921

NET INCOME PER UNIT:
  Class A                                                                  69.08
  Class B                                                                  71.28
  Class C                                                                  73.48
  Class Z                                                                  77.90

                                                                        UNITS
                                                          ----------------------------------

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
  Class A                                                             10,049.845
  Class B                                                              2,250.448
  Class C                                                              2,956.934
  Class Z                                                                181.279

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY MANAGED FUTURES LV, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007

                         CLASS A    CLASS B    CLASS C  CLASS Z    TOTAL
                        ---------  ---------  --------- ------- ----------
                            $          $          $        $         $
     Partners' Capital,
      August 1, 2007    2,676,808    516,163  1,310,000  50,000  4,552,971
     Subscriptions      3,912,896  1,047,414  2,030,192  60,000  7,050,502
     Net Income            58,243     16,601     24,574   1,559    100,977
     Redemptions          (87,711)  (252,218)        --      --   (339,929)
                        ---------  ---------  --------- ------- ----------
     Partners' Capital,
      December 31, 2007 6,560,236  1,327,960  3,364,766 111,559 11,364,521
                        =========  =========  ========= ======= ==========

MORGAN STANLEY MANAGED FUTURES MV, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007

                         CLASS A    CLASS B   CLASS C  CLASS Z    TOTAL
                        ---------  --------- --------- ------- ----------
                            $          $         $        $         $
     Partners' Capital,
      August 1, 2007    2,334,627    300,000 1,500,000  50,000  4,184,627
     Subscriptions      4,873,517  1,487,648   186,615 172,359  6,720,139
     Net Income           215,623     86,554    60,589   5,695    368,461
     Redemptions         (194,975)        --        --      --   (194,975)
                        ---------  --------- --------- ------- ----------
     Partners' Capital,
      December 31, 2007 7,228,792  1,874,202 1,747,204 228,054 11,078,252
                        =========  ========= ========= ======= ==========

MORGAN STANLEY MANAGED FUTURES HV, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007

                          CLASS A    CLASS B   CLASS C  CLASS Z    TOTAL
                        ----------  --------- --------- ------- ----------
                             $          $         $        $         $
     Partners' Capital,
      August 1, 2007     5,460,085  1,052,619 1,710,000  82,000  8,304,704
     Subscriptions       9,251,980  2,201,129 3,665,378 283,962 15,402,449
     Net Income            823,171    192,683   264,374  17,921  1,298,149
     Redemptions           (79,617)        --        --      --    (79,617)
                        ----------  --------- --------- ------- ----------
     Partners' Capital,
      December 31, 2007 15,455,619  3,446,431 5,639,752 383,883 24,925,685
                        ==========  ========= ========= ======= ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY MANAGED FUTURES LV, L.P.

STATEMENT OF CASH FLOWS

                                                         FOR THE PERIOD FROM AUGUST 1, 2007
                                                          (COMMENCEMENT OF OPERATIONS) TO
                                                                 DECEMBER 31, 2007
                                                         ----------------------------------
                                                                         $
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                             100,977
 Adjustments to reconcile net income:
   Purchases of investment in Trading Companies                     (11,410,543)
   Net change in unrealized appreciation on investments                (206,196)
                                                                    -----------
 Net cash used for operating activities                             (11,515,762)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Initial offering                                                     4,552,971
 Subscriptions                                                        7,050,502
 Redemptions                                                            (87,711)
                                                                    -----------
 Net cash provided by financing activities                           11,515,762
                                                                    -----------
 Net change in cash                                                          --
 Cash at beginning of period                                                 --
                                                                    -----------
 Cash at end of period                                                       --
                                                                    ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY MANAGED FUTURES MV, L.P.

STATEMENT OF CASH FLOWS

                                                         FOR THE PERIOD FROM AUGUST 1, 2007
                                                          (COMMENCEMENT OF OPERATIONS) TO
                                                                 DECEMBER 31, 2007
                                                         ----------------------------------
                                                                         $
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                             368,461
 Adjustments to reconcile net income:
   Purchases of investment in Trading Companies                     (10,606,121)
   Net change in unrealized appreciation on investments                (472,131)
                                                                    -----------
 Net cash used for operating activities                             (10,709,791)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Initial offering                                                     4,184,627
 Subscriptions                                                        6,720,139
 Redemptions                                                           (194,975)
                                                                    -----------
 Net cash provided by financing activities                           10,709,791
                                                                    -----------
 Net change in cash                                                          --
 Cash at beginning of period                                                 --
                                                                    -----------
 Cash at end of period                                                       --
                                                                    ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY MANAGED FUTURES HV, L.P.

STATEMENT OF CASH FLOWS

                                                         FOR THE PERIOD FROM AUGUST 1, 2007
                                                          (COMMENCEMENT OF OPERATIONS) TO
                                                                 DECEMBER 31, 2007
                                                         ----------------------------------
                                                                         $
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                           1,298,149
 Adjustments to reconcile net income:
   Purchases of investment in Trading Companies                     (23,421,854)
   Net change in unrealized appreciation on investments              (1,503,831)
                                                                    -----------
 Net cash used for operating activities                             (23,627,536)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Initial offering                                                     8,304,704
 Subscriptions                                                       15,402,449
 Redemptions                                                            (79,617)
                                                                    -----------
 Net cash provided by financing activities                           23,627,536
                                                                    -----------
 Net change in cash                                                          --
 Cash at beginning of period                                                 --
                                                                    -----------
 Cash at end of period                                                       --
                                                                    ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Morgan Stanley Managed Futures LV, L.P. ("Profile LV"), Morgan Stanley Managed Futures MV, L.P. ("Profile MV"), and Morgan Stanley Managed Futures HV, L.P. ("Profile HV") (individually, a "Partnership", or collectively, the "Partnerships" or the "Profile Series"), were formed on February 22, 2007 under the Delaware Revised Uniform Limited Partnership Act, as multi-advisor commodity pools created to profit from the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodities interests, including, but not limited to, foreign currencies, financial instruments, mortgage-backed securities, and money market instruments (collectively, "Futures Interests"). Each Partnership allocates substantially all of its assets to multiple trading companies (each a "Trading Company", or collectively the "Trading Companies"), each of which allocates substantially all of its assets in the trading program of an unaffiliated commodity trading advisor (each a "Trading Advisor") which makes investment decisions for each respective Trading Company.

  Each Partnership commenced trading operations through the Trading Companies on August 1, 2007, in accordance with the terms of each Limited Partnership Agreement.

  The financial statements have been prepared using the "Fund of Funds" approach and accordingly all revenue and expense information from the Trading Companies is reflected as a net amount under change in unrealized appreciation on investments on the Statements of Operations. The Partnerships maintain sufficient cash balances on hand to satisfy ongoing operating expenses for each Partnership.

  The general partner of each Partnership and the trading manager of each Trading Company is Demeter Management Corporation ("Demeter"). Demeter may reallocate each Partnership's assets to the different Trading Companies, based on a variety of factors relating to the performance and the Futures Interests markets traded by each Trading Advisor(s).

  Units of limited partnership interest ("Units") of the Partnerships are being offered to limited partners in five share classes. Depending on the aggregate amount invested in each Partnership, limited partners will initially receive either class A, B, C or D Units in the applicable Partnership (each a "Class" and collectively the "Classes"). As of December 31, 2007, there were no Class D Units outstanding in any of the Partnerships. Currently, Class Z shares are only being offered to certain individuals affiliated with Morgan Stanley in Demeter's sole discretion. Additionally, Demeter was issued Class Z Units with respect to its investment in each Partnership.

  Demeter made an initial investment in each Partnership by means of a general partner investment in Class Z Units. Demeter is not required to maintain any investment in the Partnerships, and may withdraw any portion of its interest in the Partnerships, as permitted by each Limited Partnership Agreement. Class Z Units are not subject to paying the Placement Agent fee (as defined below).

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  Use of Estimates - The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

  Revenue Recognition - Net appreciation (depreciation) of investments in the trading companies is recorded based upon the proportionate share of each Partnership's aggregate amount of the net performance recorded by each Trading Company.

  Net Income (Loss) per Unit - Net income (loss) per Unit will be allocated to all partners in proportion to their respective opening capital accounts at the end of each month.

  General Partner Fee - Each Partnership pays Demeter a monthly administration fee equal to 1/12 of 1.0% (a 1.0% annual rate) of the net asset value of each Class in each of the Partnerships at the beginning of each month for services in operating and managing the Partnerships.

  Placement Agent Fee - Morgan Stanley & Co. Incorporated ("MS&Co.") currently serves as the placement agent (the "Placement Agent") and may appoint affiliates or third parties as additional Placement Agents. Each Partnership pays the Placement Agent an ongoing compensation on a monthly basis equal to a percentage of the net asset value of a limited partner's Units as of the beginning of each month for services in operating and managing the Partnerships.

  The applicable rate payable by each limited partner will be determined by the Class of Units each limited partner may hold. Each limited partner pays the Placement Agent the following percentage based on the aggregate amount invested in the Partnerships (as adjusted) by each limited partner in accordance with the following schedule:

        CLASS OF UNITS AGGREGATE INVESTMENT  MONTHLY/ANNUALIZED RATE (%)
        -------------- --------------------- ---------------------------
              A        Up to $249,999               0.167%/2.0%
              B        $250,000 - $499,999          0.125%/1.5%
              C        $500,000 - $4,999,999        0.083%/1.0%
              D        $5,000,000 and above         0.063%/0.75%

  The Placement Agent pays a portion of the ongoing Placement Agent fee it receives from each Partnership to the Morgan Stanley Financial Advisor or Investment Representative responsible for selling the Units to the limited partners.

  Partnership Administrative Fee - Each Partnership pays MS&Co. a monthly fee to cover all administrative, operating, offering, and organizational expenses (the "Partnership Administrative Fee"). The monthly Partnership
  Administrative Fee is equal to 1/12th of 0.40% (a 0.40% annual rate) of the beginning of the month net asset value of each Partnership.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  Continuing Offering - Units of each Partnership are offered in five classes, identical in all material respects except for the ongoing Placement Agent fees charged. Units within each Partnership Class were initially offered at $1,000 per Unit and thereafter are offered on a continuous basis as of the first day of each month (a "Subscription Date") at the net asset value per Unit for each Class as of the last day of the immediately preceding month. The minimum subscription amount in each Partnership is $50,000, subject to the discretion of Demeter to accept a lower amount. Additional subscriptions can be made in increments of $10,000 per Partnership in which a limited partner has already met the minimum subscription amount, subject to the discretion of Demeter to accept a lower amount.

  Redemptions - Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit as of the last day of any month (a "Redemption Date"). The Request for Redemption must be delivered to a limited partner's local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter, no later than 3:00 p.m. New York City time, on the sixth to last Business Day of the month in which the redemption is to be effective. The minimum amount of any redemption is 10 Units, provided that the limited partner must maintain a minimum investment in the Partnership of 50 Units unless the limited partner is redeeming their entire interest in the Partnership. Demeter may cause a limited partner to withdraw (in whole or in part) from a Partnership at any time and for any reason. Demeter may also, in its sole discretion, permit redemptions by limited partners in any amount at any time.

  Exchanges - Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit in any Profile Series Partnership on the Redemption Date and use the proceeds to purchase Units of any other Profile Series Partnership (a "Partnership Exchange") on the following Subscription Date. Each limited partner may also redeem Units in any other partnership operated by Demeter, and use the proceeds to purchase Units in any of the Profile Series Partnerships (a "Non-Partnership Exchange") on the following Subscription Date (subject to certain restrictions outlined in the Limited Partnership Agreements).

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  Units Outstanding by Share Class - The tables below show the Units outstanding by share Class for each of the Partnerships. As of December 31, 2007, there were no Class D Units outstanding in any of the Partnerships.

       MORGAN STANLEY MANAGED FUTURES LV, L.P.

       SHARE CLASS                    A          B          C        Z
       -----------               ----------  ---------  --------- -------
       Initial Offering of Units
         August 1, 2007           2,676.808    516.163  1,310.000  50.000
       Subscriptions              3,927.972  1,050.123  2,018.248  59.890
       Redemptions                  (88.669)  (250.000)        --      --
                                 ----------  ---------  --------- -------
       Ending Units
         December 31, 2007        6,516.111  1,316.286  3,328.248 109.890
                                 ==========  =========  ========= =======

       MORGAN STANLEY MANAGED FUTURES MV, L.P.

       SHARE CLASS                    A          B          C        Z
       -----------               ----------  ---------  --------- -------
       Initial Offering of Units
         August 1, 2007           2,334.627    300.000  1,500.000  50.000
       Subscriptions              4,825.682  1,502.277    176.682 167.947
       Redemptions                 (194.544)        --         --      --
                                 ----------  ---------  --------- -------
       Ending Units
         December 31, 2007        6,965.765  1,802.277  1,676.682 217.947
                                 ==========  =========  ========= =======

       MORGAN STANLEY MANAGED FUTURES HV, L.P.

       SHARE CLASS                    A          B          C        Z
       -----------               ----------  ---------  --------- -------
       Initial Offering of Units
         August 1, 2007           5,460.085  1,052.619  1,710.000  82.000
       Subscriptions              9,075.642  2,164.500  3,543.689 274.140
       Redemptions                  (78.751)        --         --      --
                                 ----------  ---------  --------- -------
       Ending Units
         December 31, 2007       14,456.976  3,217.119  5,253.689 356.140
                                 ==========  =========  ========= =======

  Distributions - Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships' profits.

  Income Taxes - No provision for income taxes has been made in the accompanying financial statements, as limited partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  Dissolution of the Partnerships - The Partnerships may be terminated upon any of the circumstances first to occur (i) receipt by Demeter of a notice setting forth an election to terminate and dissolve each Partnership by limited partners holding not less than a Majority of Units (as defined in the Limited Partnership Agreement), with or without cause (ii) the withdrawal, insolvency, bankruptcy, dissolution, or liquidation of Demeter (iii) the occurrence of an event which shall make it unlawful for the existence of the Partnership to be continued or (iv) a determination by Demeter upon 60 days notice to the limited partners to terminate the Partnership(s).

  New Accounting Developments - In July 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement 109" ("FIN 48"). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 became effective for the Partnerships as of August 1, 2007. The Partnerships have determined that the adoption of FIN 48 did not have a material impact on the Partnerships' financial statements. The Partnerships file U.S. federal and state tax returns.

  In September 2006, the FASB issued SFAS No 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Partnerships as of January 1, 2008. The impact to the Partnerships' financial statements, if any, is currently being assessed.

2. TRADING COMPANIES

  Investment in Trading Companies - The Partnerships' assets identified as "Investment in Trading Companies" reflected on the Statements of Financial Condition represents the net asset value of the Partnerships' pro rata share of the Trading Companies. The Net Assets of the Trading Companies are equal to the total assets of the Trading Company (including, but not limited to all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open Futures Interests contract positions and other assets) less all liabilities of the Trading Company (including, but not limited to, brokerage commissions that would be payable upon the closing of open Futures Interest positions, management fees, incentive fees, and extraordinary expenses), determined in accordance with generally accepted accounting principles.

  The commodity brokers for the Trading Companies are MS&Co. and Morgan Stanley & Co. International plc ("MSIP"). MS&Co. acts as the counterparty on all of the foreign currency forward contracts. Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all of the options on foreign currency forward contracts. MS&Co. and its affiliates act as custodians of the Trading Company's assets. Demeter, MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

  Each Trading Company pays a brokerage fee to MS&Co. as described below. Each Trading Company's cash is on deposit with MS&Co., and MSIL in futures interests trading accounts to meet margin requirements as needed.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  Demeter initially invested seed capital directly in all of the Trading Companies. Demeter's investment will be equal to any amount it deems necessary for a Trading Advisor to effectively trade its trading program applicable to a Trading Company. Demeter may redeem all or a portion of its investment at its sole discretion without notice to the Limited Partners once it believes a sufficient amount of assets have been raised from Limited Partners to sustain each Trading Advisor's trading program. All seed capital investments by Demeter in the Trading Companies will participate on the same terms as the investments made by the Partnerships in the Trading Companies. At December 31, 2007, Demeter maintains an investment in seven of the Trading Companies.

  The following tables summarizes the Partnerships' investments in the Trading Companies as of December 31, 2007. The Trading Companies in which the Partnerships invested more than 5% of its net assets are individually identified. Each Trading Company pays each Trading Advisor a monthly management fee within the range of 1% to 2% annually and each Trading Company pays each Trading Advisor a quarterly incentive fee equal to 20% of the trading profits earned (See Footnote 3 for further information).

  PROFILE LV

                    % OF PROFILE                   TOTAL     MANAGEMENT INCENTIVE ADMINISTRATIVE
    INVESTMENT     LV'S NET ASSETS FAIR VALUE  INCOME/(LOSS)    FEES      FEES         FEES
    ----------     --------------- ----------- ------------- ---------- --------- --------------
Chesapeake I, LLC       20.9       $ 2,379,062  $   96,953    $ 13,747  $ 18,525     $ 2,406
Cornerstone I, LLC      18.4         2,092,258    (189,850)      6,692        --       2,342
DKR I, LLC              20.3         2,311,769      29,660      13,751     1,235       2,406
Kaiser I, LLC           21.0         2,387,856     105,748      14,140    20,548       2,475
Transtrend I, LLC       21.5         2,445,794     163,685      14,385    34,152       2,517
                                   -----------  ----------    --------  --------     -------
                                   $11,616,739  $  206,196    $ 62,715  $ 74,460     $12,146
                                   ===========  ==========    ========  ========     =======
PROFILE MV
                    % OF PROFILE                   TOTAL     MANAGEMENT INCENTIVE ADMINISTRATIVE
    INVESTMENT     MV'S NET ASSETS FAIR VALUE  INCOME/(LOSS)    FEES      FEES         FEES
    ----------     --------------- ----------- ------------- ---------- --------- --------------
Aspect I, LLC           16.8       $ 1,864,538  $   96,497    $ 11,122  $ 17,788     $ 1,946
Chesapeake I, LLC       16.8         1,856,854      89,874      10,935    18,527       1,914
Cornerstone I, LLC      14.6         1,620,737    (146,243)      5,291        --       1,852
Kaiser I, LLC           16.7         1,852,494      84,454      11,185    16,450       1,957
Transtrend II, LLC      17.9         1,982,320     214,280      11,690    47,147       2,046
WCM I, LLC              17.2         1,901,309     133,269      11,340    28,759       1,984
                                   -----------  ----------    --------  --------     -------
                                   $11,078,252  $  472,131    $ 61,563  $128,671     $11,699
                                   ===========  ==========    ========  ========     =======
PROFILE HV
                    % OF PROFILE                   TOTAL     MANAGEMENT INCENTIVE ADMINISTRATIVE
    INVESTMENT     HV'S NET ASSETS FAIR VALUE  INCOME/(LOSS)    FEES      FEES         FEES
    ----------     --------------- ----------- ------------- ---------- --------- --------------
Altis I, LLC            25.3       $ 6,310,600  $  455,137    $ 29,279  $ 97,500     $ 5,856
Aspect I, LLC           24.7         6,157,056     301,592      32,728    58,040       5,727
BHM I, LLC              25.0         6,230,964     375,500      32,312    75,361       5,655
WCM I, LLC              25.0         6,227,065     371,602      33,350    79,605       5,836
                                   -----------  ----------    --------  --------     -------
                                   $24,925,685  $1,503,831    $127,669  $310,506     $23,074
                                   ===========  ==========    ========  ========     =======

   Total Income/(Loss) reflects the Net Realized and Unrealized gain or loss from investment in trading company net of all fees.

   The Strategy for each Trading Company is disclosed in Footnote 3. Trading Advisors to the Trading Companies.

   For all Trading Companies, Contributions and Withdrawals are permitted on a monthly basis.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  Revenue Recognition - Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the net change in unrealized appreciation (depreciation) on investments on open contracts from one period to the next on the Statements of Operations. Monthly, MS&Co. credits each Trading Company with interest income on 100% of its average daily funds held at MS&Co. Assets deposited with MS&Co. as margin will be credited with interest income at a rate approximately equivalent to what MS&Co. pays other customers on such assets deposited as margin. Assets not deposited as margin with MS&Co. will be credited with interest income at the rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate less 0.15% during such month. For purposes of such interest payments, Net Assets do not include monies owed to each Trading Company on Futures Interests.

  The Trading Companies' functional currency is the U.S. dollar; however, they transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

  Brokerage Fee - Each Trading Company accrues brokerage fees and transaction costs on a half-turn basis at 100% of the rates MS&Co. charges retail commodity customers and parties that are not clearinghouse members.

  Trading Company Administrative Fee - Each Trading Company pays MS&Co. a monthly fee to cover all administrative and operating expenses (the "Trading Company Administrative Fee"). The monthly Trading Company Administrative Fee is equal to 1/12th of 0.35% (a 0.35% annual rate) of the beginning of the month Net Assets of each Trading Company.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


3. TRADING ADVISORS TO THE TRADING COMPANIES

  Demeter retains certain commodity Trading Advisors to make all trading decisions for the Trading Companies. The Trading Advisors and their strategies for each Trading Company as of December 31, 2007 are as follows:

  MORGAN STANLEY MANAGED FUTURES LV, L.P.

 TRADING COMPANY           TRADING ADVISOR           STRATEGY
 ------------------------- ------------------------  ------------------------
 Morgan Stanley Managed    Chesapeake Capital        Diversified Trading
 Futures Chesapeake I, LLC Corporation               Program

 Morgan Stanley Managed    Cornerstone Quantitative  International Value
 Futures Cornerstone I,    Investment Group, Inc.    Program
 LLC

 Morgan Stanley Managed    DKR Fusion Management     Quantitative Strategies
 Futures DKR I, LLC        L.P.                      Trading Program

 Morgan Stanley Managed    Kaiser Trading Group Pty  Global Diversified
 Futures Kaiser I, LLC     Ltd.                      Trading Program

 Morgan Stanley Managed    Transtrend B.V.           Standard Risk Profile
 Futures Transtrend I, LLC                           (USD) of Diversified
                                                     Trend Trading Program

  MORGAN STANLEY MANAGED FUTURES MV, L.P.

 TRADING COMPANY           TRADING ADVISOR           STRATEGY
 ------------------------- ------------------------  ------------------------
 Morgan Stanley Managed    Aspect Capital Limited    Aspect Diversified
 Futures Aspect I, LLC                               Program

 Morgan Stanley Managed    Chesapeake Capital        Diversified Trading
 Futures Chesapeake I, LLC Corporation               Program

 Morgan Stanley Managed    Cornerstone Quantitative  International Value
 Futures Cornerstone I,    Investment Group, Inc.    Program
 LLC

 Morgan Stanley Managed    Kaiser Trading Group Pty  Global Diversified
 Futures Kaiser I, LLC     Ltd.                      Trading Program

 Morgan Stanley Managed    Transtrend B.V.           Enhanced Risk Profile
 Futures Transtrend II,                              (USD) of Diversified
 LLC                                                 Trend Trading Program

 Morgan Stanley Managed    Winton Capital            Diversified Trading
 Futures WCM I, LLC        Management Limited        Program

  MORGAN STANLEY MANAGED FUTURES HV, L.P.

 TRADING COMPANY           TRADING ADVISOR           STRATEGY
 ------------------------  ------------------------  ------------------------
 Morgan Stanley Managed    Altis Partners (Jersey)   Global Futures Program
 Futures Altis I, LLC      Limited

 Morgan Stanley Managed    Aspect Capital Limited    Aspect Diversified
 Futures Aspect I, LLC                               Program

 Morgan Stanley Managed    Blenheim Capital          Global Markets Strategy
 Futures BHM I, LLC        Management, L.L.C.        Program (Futures/FX)

 Morgan Stanley Managed    Winton Capital            Diversified Trading
 Futures WCM I, LLC        Management Limited        Program

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  Compensation to the Trading Advisors by the Trading Companies consists of a management fee and an incentive fee as follows:

  Management Fee - Each Trading Company pays its Trading Advisor a monthly management fee within the range of 1/12 of 1.0% to 1/12 of 2.0% (a 1.0% to 2.0% annual rate) of the Net Assets of each Trading Company as of the first day of the month allocated to such Trading Advisor as of the first day of each month.

  Incentive Fee - Each Trading Company pays each Trading Advisor a quarterly incentive fee equal to 20% of the trading profits earned by the applicable Trading Company. Such fee is accrued on a monthly basis.

  Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after management fees and administrative fees are deducted. When a Trading Advisor experiences losses with respect to Net Assets as of the end of a calendar month, the Trading Advisor must recover such losses before that Trading Advisor is eligible for an incentive fee in the future.

4. FINANCIAL INSTRUMENTS OF THE TRADING COMPANY

  The Trading Companies trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

  The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

  The contracts of the Trading Companies are accounted for on a trade-date basis and marked to market on a daily basis.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  The Trading Companies account for their derivative investments in accordance with the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS
  No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

     (1) One or more underlying notional amounts or payment provisions;

     (2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

     (3) Terms require or permit net settlement. Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

5. INVESTMENT RISKS

  The Partnerships' investments in the Trading Companies expose them to various types of risks that are associated with the Futures Interests and markets in which the Trading Companies invest. The significant types of financial risks which the Trading Companies are exposed to are market risk, liquidity risk, and counterparty credit risk.

  The rapid fluctuations in the market prices of the Futures Interests in which the Trading Companies invest make an investment in any of the Partnerships volatile. If a Trading Advisor incorrectly predicts the direction of prices in the Futures Interests in which it invests, large losses may occur.

  Illiquidity in the markets in which the Trading Companies invest may cause less favorable trade prices. Although the Trading Advisors for each Trading Company generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities.

  The credit risk on Futures Interests arises from the potential inability of counterparties to perform under the terms of the contracts. Each Trading Company has credit risk because the commodity brokers will act as the futures commission merchants or the counterparties with respect to most of each Trading Company's assets. Each Trading Company's exposure to credit risk associated with counterparty nonperformance is typically limited to the cash deposits with, or other form of collateral held by, the counterparty.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


6. FINANCIAL HIGHLIGHTS

  PROFILE LV

                                   CLASS A    CLASS B    CLASS C    CLASS Z
                                  ---------  ---------  ---------  ---------
  PER UNIT OPERATING PERFORMANCE:
  NET ASSET VALUE,
    AUGUST 1, 2007: /(1)/         $1,000.00  $1,000.00  $1,000.00  $1,000.00
                                  ---------  ---------  ---------  ---------
  NET OPERATING RESULTS:
   Net investment loss*              (14.17)    (12.10)    (10.04)     (5.87)
   Net unrealized profit              20.94      20.97      21.01      21.05
                                  ---------  ---------  ---------  ---------
   Net income                          6.77       8.87      10.97      15.18
                                  ---------  ---------  ---------  ---------
  NET ASSET VALUE,
    DECEMBER 31, 2007             $1,006.77  $1,008.87  $1,010.97  $1,015.18
                                  =========  =========  =========  =========
  RATIOS TO AVERAGE NET ASSETS:
   Net investment loss /(3)/         -3.38%     -2.88%     -2.39%     -1.40%
   Partnership expenses /(2) (3)/     3.38%      2.88%      2.39%      1.40%
  TOTAL RETURN:                       0.68%      0.89%      1.10%      1.52%

  PROFILE MV

                                   CLASS A    CLASS B    CLASS C    CLASS Z
                                  ---------  ---------  ---------  ---------
  PER UNIT OPERATING PERFORMANCE:
  NET ASSET VALUE,
    AUGUST 1, 2007: /(1)/         $1,000.00  $1,000.00  $1,000.00  $1,000.00
                                  ---------  ---------  ---------  ---------
  NET OPERATING RESULTS:
   Net investment loss*              (14.43)    (12.32)    (10.15)     (5.94)
   Net unrealized profit              52.19      52.23      52.21      52.32
                                  ---------  ---------  ---------  ---------
   Net income                         37.76      39.91      42.06      46.38
                                  ---------  ---------  ---------  ---------
  NET ASSET VALUE,
    DECEMBER 31, 2007             $1,037.76  $1,039.91  $1,042.06  $1,046.38
                                  =========  =========  =========  =========
  RATIOS TO AVERAGE NET ASSETS:
   Net investment loss /(3)/         -3.38%     -2.89%     -2.39%     -1.39%
   Partnership expenses /(2) (3)/     3.38%      2.89%      2.39%      1.39%
  TOTAL RETURN:                       3.78%      3.99%      4.21%      4.64%

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------


  PROFILE HV

                                   CLASS A    CLASS B    CLASS C    CLASS Z
                                  ---------  ---------  ---------  ---------
  PER UNIT OPERATING PERFORMANCE:
  NET ASSET VALUE,
    AUGUST 1, 2007: /(1)/         $1,000.00  $1,000.00  $1,000.00  $1,000.00
                                  ---------  ---------  ---------  ---------
  NET OPERATING RESULTS:
   Net investment loss*              (14.55)    (12.43)    (10.28)     (6.01)
   Net unrealized profit              83.63      83.71      83.76      83.91
                                  ---------  ---------  ---------  ---------
   Net income                         69.08      71.28      73.48      77.90
                                  ---------  ---------  ---------  ---------
  NET ASSET VALUE,
    DECEMBER 31, 2007             $1,069.08  $1,071.28  $1,073.48  $1,077.90
                                  =========  =========  =========  =========
  RATIOS TO AVERAGE NET ASSETS:
   Net investment loss /(3)/         -3.38%     -2.88%     -2.38%     -1.39%
   Partnership expenses /(2) (3)/     3.38%      2.88%      2.38%      1.39%
  TOTAL RETURN:                       6.91%      7.13%      7.35%      7.79%

       SUPPLEMENTAL INFORMATION FOR TRADING COMPANIES

                                                  PROFILE PROFILE PROFILE
                                                    LV      MV      HV
                                                  ------- ------- -------
       RATIOS TO AVERAGE NET ASSETS:
        Interest Income/ (3)/                      3.31%   3.22%   3.19%
        Trading Company Administrative Fees/ (3)/ -0.35%  -0.35%  -0.35%
        Management Fees/ (3)/                     -1.79%  -1.83%  -1.92%
        Incentive Fees/ (3)/                      -2.13%  -3.82%  -4.67%

  *Recognition of the Partnerships' net investment loss is affected by the timing of dividend declarations by the Trading Companies.
  /(1) /Commencement date.
  /(2) /Does not include the expenses of the Trading Companies in which the Partnerships invest.
  /(3) /Annualized.

7. SUBSEQUENT EVENTS TO THE TRADING COMPANIES

  Effective January 2, 2008, Morgan Stanley Managed Futures Kaiser I, LLC ("Kaiser I") commenced using Calyon Financial Inc. ("Calyon") as its primary commodity broker with respect to the assets traded by Kaiser I on behalf of each of Profile LV and Profile MV by Kaiser Trading Group Pty. Ltd., the Trading Advisor for Kaiser I.

  Effective January 2, 2008, Calyon changed its name to Newedge Financial Inc. as part of the merger with Calyon and Fimat Group.

MORGAN STANLEY MANAGED FUTURES MULTI-STRATEGY PROFILE SERIES
NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

--------------------------------------------------------------------------------


  Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter, Morgan Stanley Managed Futures Cornerstone I, LLC, and Cornerstone Quantitative Investment Group, Inc. ("Cornerstone"). Consequently, Cornerstone ceased all futures interests trading on behalf of Morgan Stanley Managed Futures LV, L.P. and Morgan Stanley Managed Futures MV, L.P. as of February 29, 2008. Effective March 1, 2008, the estimated percentage of assets of each indicated partnership was allocated to each trading advisor as follows:

  Morgan Stanley Managed Futures LV, L.P.--Chesapeake Capital Corporation (25%); DKR Fusion Management L.P. (25%); Kaiser Trading Group Pty Ltd. (25%); and Transtrend B.V. (25%). Additionally, effective March 1, 2008, the assets traded by Transtrend B.V. began trading pursuant to Transtrend's Enhanced Risk Profile (USD) of the Diversified Trend Trading Program.

  Morgan Stanley Managed Futures MV, L.P.--Aspect Capital Limited (20%); Chesapeake Capital Corporation (20%); Kaiser Trading Group Pty Ltd. (20%); Transtrend B.V. (20%); and Winton Capital Management Limited (20%).